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                                                                   EXHIBIT 23.03

           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, filed on or about March 1, 2001, of Niku Corporation of our report dated April 14, 2000 relating to the consolidated financial statements of ABT Corporation as of December 31, 1999 and 1998 and for each of the three years on the period then ended, which appears in the Current Report on Form 8-K/A of Niku Corporation dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


NEW YORK, NY
February 28, 2001